United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 27, 2011	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230 Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2011, Comtech Telecommunications Corp. (the “Company”) announced that Edwin Kantor was appointed as lead independent director.

A copy of the press release announcing the appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01               Other Events.

On September 27, 2011, the Company announced that its Board of Directors (the “Board”) took the following actions: (i) raised its annual targeted dividend from $1.00 per share to $1.10 per share, (ii) declared a quarterly cash dividend of $0.275 per share payable on November 22, 2011 to shareholders of record at the close of business on October 21, 2011;  and (iii) authorized an increase to its current stock repurchase program from $150.0 million to $250.0 million.

A copy of the press release announcing the foregoing Board actions is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated September 27, 2011, announcing the appointment of Edwin Kantor as lead independent director.
99.2	Press Release, dated September 27, 2011, announcing certain Board actions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH TELECOMMUNICATIONS CORP.

Dated: September 27, 2011

By:	/s/ Michael D. Porcelain
Name: Michael D. Porcelain
Title: Senior Vice President and
Chief Financial Officer